Exhibit 5.3

30 Rockefeller Plaza New York, New York 10112-4498 TEL + 1 212.408.2500 FAX + 1 212.408.2501 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

March 18, 2016

084134.0102

Westar Energy, Inc.

818 South Kansas Avenue

Topeka, Kansas 66612

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Westar Energy, Inc., a Kansas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) shares of common stock, $5.00 par value (the “Common Stock”), (ii) shares of preferred stock (the “Preferred Stock”), (iii) shares of preference stock, no par value (“Preference Stock,” and together with the Preferred Stock, the “Preferred Securities”), (iv) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”), (v) first mortgage bonds (the “First Mortgage Bonds”), (vi) warrants to purchase Debt Securities, First Mortgage Bonds, Preferred Stock, Preference Stock, Common Stock or other securities or rights (the “Warrants”), (vii) purchase contracts (the “Purchase Contracts”) and (viii) units (the “Units”) consisting of Debt Securities, First Mortgage Bonds, Warrants, Purchase Contracts, Preferred Securities, Common Stock or any combination of the foregoing. The Common Stock, Preferred Securities, Debt Securities, First Mortgage Bonds, Warrants, Purchase Contracts and Units are herein collectively referred to as the “Securities.” The Debt Securities and the Preferred Securities may be convertible and/or exchangeable for Securities or other securities or rights. The Company may offer depositary shares (the “Depositary Shares”) representing interests in the Preferred Securities deposited with a depositary and evidenced by depositary receipts, and such Depositary Shares also are covered by the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit 5.3 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to a senior debt indenture dated as of August 1, 1998 (the “Senior Debt Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee, incorporated as an exhibit to the Registration Statement; each series of Subordinated Debt Securities is to be issued pursuant to a subordinated debt indenture (the “Subordinated Debt Indenture,” and, together with the Senior Debt Indenture, the “Indentures”), to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, substantially in the form included as an exhibit to the Registration Statement; each series of First Mortgage Bonds is to be issued under and secured by the Mortgage and Deed of Trust, dated as of July 1, 1939, between the Company and The Bank of New York Mellon Trust Company, N.A., as successor to Harris Trust and Savings Bank, as trustee,

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as supplemented and amended by supplemental indentures thereto (the “Mortgage”); each series of Warrants is to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be named therein; Purchase Contracts are to be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein, requiring the holders thereof to purchase or sell (i) the Company’s securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or composite currencies or (iii) commodities; and Units are to be issued under one or more unit agreements to be entered into between the Company, a bank or trust company, as unit agent, and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”). Each Indenture and the Mortgage will be supplemented, in connection with the issuance of each series of Debt Securities or First Mortgage Bonds, as the case may be, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s articles of incorporation and by-laws as amended to date (the “Charter Documents”), the Indentures, the Mortgage and corporate records of the Company, including certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers and representatives of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us is accurate and complete. In connection with this opinion, we have assumed that:

(a) the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Kansas;

(b) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

(c) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(d) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

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(e) the Board of Directors of the Company or, to the extent permitted by Kansas law and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors of the Company or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of such Securities and any other securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(f) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(h) all Securities will be delivered (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon receipt of the consideration therein provided or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board for the consideration approved by the Board;

(i) in the case of any series of Securities issuable under an Indenture or the Mortgage, as applicable:

•	the Board will have taken all necessary corporate action to designate and establish the terms of such series of Securities in accordance with the terms of the applicable Indenture or Mortgage and any supplemental indenture thereto, and such Securities will not include any provision that is unenforceable;

•	the applicable Indenture or Mortgage will have become qualified under the Trust Indenture Act of 1939, as amended; and

•	forms of Securities complying with the terms of the applicable Indenture or Mortgage and any supplemental indenture thereto and evidencing such Securities will have been duly authorized, executed, authenticated, issued and delivered in accordance with the provisions of such Indenture or Mortgage and any supplemental indenture thereto;

(j) in the case of Subordinated Debt Securities, an indenture substantially in the form of the Senior Debt Indenture and any supplemental indenture thereto will have been duly authorized, executed and delivered by the Company and the trustee thereunder;

(k) in the case of Purchase Contracts, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the purchase contract agreement relating thereto; such Purchase Contracts and Purchase Contract Agreement will

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have been duly executed and delivered by the parties thereto; and neither such Purchase Contracts nor such Purchase Contract Agreement will include any provision that is unenforceable;

(l) in the case of Units, the Board will have taken all necessary corporate action to establish the terms of such Units and the terms of the Securities, if any, such Units include; the actions referred to in paragraph (k) above will have been taken with respect to the Purchase Contracts included in such Units; if such Units include securities other than the Securities, such other securities will have been duly and validly executed, issued and delivered by the issuer thereof and will be legal, valid and binding obligations of such issuer, enforceable against such issuer in accordance with their respective terms; and no agreement or other instrument establishing such Units or defining the rights of the holders of such Units will contain any provision that is unenforceable; and

(m) in the case of Warrants, the Board will have taken all necessary corporate action to establish the terms thereof and to approve the Warrant Agreement relating thereto; such Warrant Agreement will have been duly executed and delivered by the parties thereto; and such Warrant Agreement will not include any provision that is unenforceable.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that the Debt Securities, First Mortgage Bonds, Purchase Contracts, Warrants and Units included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of applicable federal law and the contract law of the State of New York. We hereby consent to the filing of this opinion of counsel as Exhibit 5.3 to the Registration Statement. We also consent to the references to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

AJE/STS/RRP